Exhibit 1.01

Conflict Minerals Report of Sony Corporation in accord with Rule 13p-1 under the Securities Exchange Act of 1934

In this document, Sony Corporation and its consolidated subsidiaries are together referred to as “Sony,” “we,” or “our.”

FORWARD-LOOKING STATEMENT DISCLAIMER

This document includes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including (but not limited to) statements about expected future supplier due diligence and engagement efforts and development of company systems supporting those efforts. Many of the forward-looking statements contained in this document may be identified by the use of words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimate” and “potential,” among others. These forward-looking statements are based on our expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These risks and uncertainties are difficult to predict accurately and may be beyond our control, and may include (but are not limited to) the following: regulatory changes and judicial developments relating to Rule 13p-1 (as defined below); changes in or developments related to our products or our supply chain; industry developments relating to supply chain diligence, disclosure and other practices; and cost considerations. Other risks and uncertainties relevant to our forward-looking statements are discussed in greater detail in our reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date made, and we disclaim any obligation to update or revise these statements as a result of new developments or otherwise.

Introduction

We are required to file this Conflict Minerals Report pursuant to Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”), for the reporting period from January 1 to December 31, 2014, as a result of our reasonable country of origin inquiry (“RCOI”). Rule 13p-1 generally imposes certain reporting requirements if a company manufactures or contracts to manufacture products for which one or more of the following minerals are necessary to the functionality or production of the products: cassiterite, columbite-tantalite (coltan), and wolframite; their derivatives tantalum, tin and tungsten; and gold (collectively, “3TG”). These minerals are considered “conflict minerals” under Rule 13p-1 regardless of their geographic origin and whether or not they fund armed conflict. Capitalized terms which are not expressly defined in this Report have the meaning set forth in Rule 13p-1.

This Report is also publicly available on our website at:

(http://www.sony.net/SonyInfo/IR/library/ConflictMineralsReport2014.pdf)

Company and Product Overview

Sony is engaged in the development, design, manufacture, and sale of various kinds of electronic equipment, instruments, and devices for consumer, professional and industrial markets as well as game hardware and software products. Sony’s primary manufacturing facilities are located in Asia including Japan. Sony also utilizes third-party contract manufacturers for certain products. Sony is engaged in the production, acquisition and distribution of motion pictures and television programming and the operation of television and digital networks. Sony is also engaged in the development, production, manufacture, and distribution of recorded music and the management and licensing of the words and music of songs. Further, Sony is also engaged in various financial services businesses, including life and non-life insurance operations through its Japanese insurance subsidiaries and banking operations through a Japanese Internet-based banking subsidiary. Sony is also engaged in a network services business and, in Japan, an advertising agency business.

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Of these products, Sony has determined that certain 3TG are necessary to the functionality or production of (i) various kinds of electronic equipment, instruments, and devices for consumer, professional and industrial markets, and (ii) game hardware products manufactured by Sony or contracted to be manufactured by Sony (collectively, “electronics products”). Sony also determined that no other Sony products contain 3TG.

Reasonable Country of Origin Inquiry

Pursuant to Rule 13p-1, Sony conducted in good faith a RCOI, which Sony believes was reasonably designed to determine whether any of the necessary 3TG in its electronic products manufactured in 2014 originated in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”) or were from recycled or scrap sources.

As a part of the RCOI, Sony personnel reviewed Sony procurement databases to identify which suppliers may have supplied components, parts or materials (collectively, “materials”) containing 3TG for Sony electronics products. As a participating member of the Electronic Industry Citizenship Coalition (“EICC”), we utilized the Conflict Minerals Reporting Template (“CMRT”) to collect information from identified suppliers. We asked our suppliers to respond to the CMRT at their product level, rather than at the company level, so that we could conduct better diligence on the supply chain of our products. In the CMRT, the supplier was required to confirm whether its product contained one or more 3TG. If the product contained 3TG, the supplier was required to identify for each such mineral: (a) the smelter or refiner where it was processed, (b) its country of origin, and (c) its mine of origin. We reviewed all CMRTs received from suppliers to determine whether any of the necessary 3TG in our electronic products manufactured in 2014 originated in the Covered Countries or were from recycled or scrap sources and to identify smelters and refiners of 3TG in our supply chain.

As the result of the RCOI, Sony determined it had insufficient information to conclude either (i) that there was no reason to believe that any of its necessary 3TG originated in the Covered Countries, or (ii) that all of its necessary 3TG came from recycled or scrap source. Therefore, Sony was required to conduct due diligence pursuant to Rule 13p-1.

Due Diligence Measures

We conducted due diligence on the source and chain of custody of 3TG in our electronics products to ascertain whether any of these 3TG originated in the Covered Countries and financed or benefited armed groups in such countries. Smelters and refiners are the consolidating points for raw ore and are in the best position in the supply chain to know the origin of the ores because the origin of ores cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other 3TG containing derivatives. We do not purchase raw ore or unrefined minerals. As a purchaser of materials, Sony is “downstream” (i.e., many levels removed from the purchaser of the raw ore or unrefined 3TG). Our due diligence measures are therefore based, in part, on multi-industry initiatives with the smelters and refiners who provide 3TG to our suppliers. Sony must also rely on its direct suppliers to provide information on the origin of any 3TG contained in the materials they sell to us.

(i)	Design of Due Diligence Measures

Our 3TG due diligence measures have been designed to conform, in all material respects, with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, and related Supplements for downstream companies (the “OECD Guidance”).

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(ii)	Description of Due Diligence Measures Performed

a.	We adopted the Sony Group Conflict Minerals Policy (the “Policy”) to help achieve responsible sourcing of 3TG in our supply chain. The Policy is publicly available through the Sony Corporation website at: http://www.sony.net/SonyInfo/csr_report/sourcing/materials/index.html. The Policy, together with our internal rules and procedures implementing the Policy, has been communicated to procurement personnel and management personnel responsible for overseeing supply chain processes and to our suppliers.

b.	We require our direct suppliers to comply with the Policy requirements on responsible sourcing, to fully cooperate with our due diligence efforts described in this Report, and to establish and implement their own policy and management structure to help achieve responsible sourcing of 3TG in accordance with the terms of the Policy. We also have incorporated these requirements into the Sony Supplier Code of Conduct applicable to suppliers of electronics products and into our contracts with many of them. Also, in order to help our suppliers to understand the Policy and due diligence requirements, we provided relevant materials to all of our suppliers.

c.	We maintain a hotline to allow any interested party to voice concerns regarding the circumstances of mineral extraction, trade, handling and/or exports from conflict-affected and other high risk areas.

d.	Under the ultimate responsibility of Sony’s Chief Executive Officer, we maintain an internal management structure to implement and enforce the Policy. Pursuant to such structure, Sony’s Corporate Executive Officer in Charge of Procurement is responsible for overall implementation of the Policy and our supply chain processes.

The Corporate Executive in Charge of Procurement, who reports to the Corporate Executive Officer in Charge of Procurement, also oversees compliance with the Policy, our internal rules and procedures related to 3TG due diligence and our efforts toward conflict free sourcing. In addition, we established an internal cross-functional task force to assist the Corporate Executive Officer in Charge of Procurement, the Corporate Executive in Charge of Procurement and other members of senior management with responsibility for assuring compliance with the Policy and related internal rules and procedures.

e.	On the basis of the information received as a result of the RCOI, we compared the smelters and refiners identified by our direct suppliers in the CMRT against the list of smelter and refiner facilities that have been validated as a Conflict Free Smelter (“CFS”) by the CFSI’s Conflict-Free Smelter Program (“CFSP”) for tantalum, tin, tungsten and gold, which was available on the website of the Conflict Free Sourcing Initiative (“CFSI”) and also against the more detailed RCOI data provided by CFSI to its members. The CFSP uses an independent third-party audit to identify smelters and refiners that have systems in place to assure sourcing of only conflict-free materials.

f.	Under Rule 13p-1, Sony was not required to, and did not, obtain an independent private sector audit of our due diligence approach, although in the future, Sony will obtain it if and as required by Rule 13p-1.

g.	We conducted a risk assessment for each such supplier based on the CMRT review results. Identified risks included a supplier’s failure to adopt a 3TG policy regarding responsible sourcing, failure to complete properly a CMRT, and/or identification of a smelter that was not on the CFSP list.

h.	We are committed to responsible sourcing. We actively participate in and support industry groups and alliances that seek to identify and prevent or mitigate the adverse impact associated with mineral extraction in high-risk areas. The EICC, one such group, is an organization devoted to
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improving social and environmental conditions in electronic manufacturing supply chains and in developing a process that companies can use to trace the origin of these minerals. We are also a member of the CFSI, a leading industry program that helps manage risk by improving supply chain transparency on conflict minerals, as well as the Japan Electronics and Information Technology Industries Association and Trade Association’s Responsible Minerals Trade working group. We are also a financial sponsor and an active participant in the Public-Private Alliance for Responsible Minerals Trade, an initiative spearheaded by the United States Department of State and Agency for International Development.

(iii)	Steps Taken and Future Efforts to Mitigate Risks in our Supply Chain and Improve Due Diligence.

Since the end of the period covered in the last conflict minerals report as of June 2, 2014, the Corporate Executive in Charge of Procurement sent a letter to almost all of our direct suppliers to remind them to respond to the CMRT, to encourage the identification of additional smelters or refiners, to adopt a conflict-free sourcing policy compatible with the Sony Group Conflict Minerals Policy and/or to promote the use of 3TG sourced from smelters or refiners participating in the CFSP.

In the event we determine (based on the results of our risk assessment or information received from other sources, including our hotline) that a supplier in our supply chain needs to improve its procurement activities regarding responsible sourcing of 3TG, we will work with such supplier to improve its procurement activities. The relevant Sony business leader is responsible for proposing a plan to address any such supplier risks.

The Corporate Executive in Charge of Procurement will review and, where appropriate, modify any such proposed plan. After a plan is approved by the Corporate Executive in Charge of Procurement, the business leader will advise the supplier of the plan, which may include increased responsiveness or accuracy in the CMRT process, including engaging with suppliers that gave incomplete or uncertain information or were non-responsive, improvements in data collection, identification of additional smelters or refiners from which to source 3TG, increased use of 3TG sourced from smelters or refiners participating in the CFSP, adoption of a conflict-free sourcing policy compatible with the Sony Group Conflict Minerals Policy, and/or encouraging smelters and refiners to become conflict-free, depending on the supplier’s level of risk. If a supplier does not cooperate with a request and/or we do not see an improvement by such supplier, we intend to take necessary actions to achieve conflict-free sourcing over time, including stopping new orders or terminating the business relationship.

Results of Due Diligence Measures

Sony’s due diligence on the source and chain of custody of necessary 3TG contained in its electronics products revealed that our suppliers fell into the following categories:

(i)	Some of our suppliers did not identify the smelters or refiners that were the source of 3TG in the materials they supplied to Sony (or indicate whether the 3TG came from scrap or recycled sources). Such suppliers include (a) those that did not respond or returned incomplete or inconsistent responses to the CMRT and (b) those that responded that they did not have information about the smelters or refiners

(ii)	We identified a total of 214 smelters and refiners as potential sources of 3TG in materials supplied to Sony that were reported to be in our supply chain at some point during 2014 and we compared those against the list of smelter and refiner facilities which was prepared by CFSI and available on its website, as of May 25, 2015.

a.	Of those 214 smelters and refiners, 171 smelters and refiners were validated as CFS by CFSI or are now under the CFSI audit process. Among these 171 smelters and refiners, our suppliers identified 13 smelters in our supply chain that had sourced gold, tantalum and/or tin from three of the Covered Countries, but each of those smelters was listed as CFS on the CFSI website.
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b.	The other 43 smelters and refiners identified by our suppliers were not designated CFS by CFSI. Due to the limited information from our suppliers, we were unable to verify the location of these smelters and refiners, or the country or mine of origin of the 3TG sourced from these smelters and refiners, but none of these suppliers identified any smelters and refiners that they stated were located in or sourced from a Covered Country. Among those who responded as to geographic location, our suppliers reported that the smelters and refiners they identified were located in Asia, Europe, North America, South America and Africa (but not in any of the Covered Countries).

Sony’s due diligence did not reveal that any necessary 3TG in our electronics products was sourced from a Covered Country or financed or benefited armed groups in a Covered Country. However, Sony nevertheless concluded in good faith for calendar year 2014 that it lacks sufficient information to determine the country or mine or origin of all of the 3TG in our electronics products.

Based on the information provided by our suppliers and our own due diligence efforts, we believe that the facilities that may have been used to process the 3TG minerals in our products in 2014 include the smelters and refiners listed in Annex I.

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Annex I

The facilities that may have been used to process the 3TG minerals in our products include the following smelters and refiners:

Validated as CFS or under the CFSI audit process

Subject Mineral	Smelter or Refiner Name	Smelter Identification
Gold	Aida Chemical Industries Co. Ltd.	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035
Gold	AngloGold Ashanti Córrego do Sítio Minerção	CID000058
Gold	Argor-Heraeus SA	CID000077
Gold	Asahi Pretec Corporation	CID000082
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Gold	Aurubis AG	CID000113
Gold	Boliden AB	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	CCR Refinery – Glencore Canada Corporation	CID000185
Gold	Chimet S.p.A.	CID000233
Gold	Dowa	CID000401
Gold	Eco-System Recycling Co., Ltd.	CID000425
Gold	Heimerle + Meule GmbH	CID000694
Gold	Heraeus Ltd. Hong Kong	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Japan Mint	CID000823
Gold	Johnson Matthey Inc	CID000920
Gold	Johnson Matthey Ltd	CID000924
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
Gold	JSC Uralelectromed	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937
Gold	Kennecott Utah Copper LLC	CID000969
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Gold	Kojima Chemicals Co., Ltd	CID000981
Gold	L' azurde Company For Jewelry	CID001032
Gold	LS-NIKKO Copper Inc.	CID001078
Gold	Materion	CID001113
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd	CID001149
Gold	Metalor Technologies (Singapore) Pte. Ltd.	CID001152
Gold	Metalor Technologies SA	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	Met-Mex Peñoles, S.A.	CID001161
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220
Gold	Nihon Material Co. LTD	CID001259
Gold	Ohio Precious Metals, LLC	CID001322
Gold	Ohura Precious Metal Industry Co., Ltd	CID001325
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	CID001326
Gold	PAMP SA	CID001352
Gold	PX Précinox SA	CID001498
Gold	Rand Refinery (Pty) Ltd	CID001512
Gold	Royal Canadian Mint	CID001534
Gold	Schone Edelmetaal	CID001573
Gold	SEMPSA Joyería Platería SA	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CID001622
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CID001916
Gold	Tokuriki Honten Co., Ltd	CID001938
Gold	Umicore Brasil Ltda	CID001977
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Gold	Umicore Precious Metals Thailand	CID002314
Gold	Umicore SA Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Valcambi SA	CID002003
Gold	Western Australian Mint trading as The Perth Mint	CID002030
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	CID002100
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Gold	Zijin Mining Group Co. Ltd	CID002243
Gold	Asaka Riken Co Ltd	CID000090
Gold	Cendres + Métaux SA	CID000189
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Gold	Torecom	CID001955
Gold	Yokohama Metal Co Ltd	CID002129
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211
Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291
Tantalum	Duoluoshan	CID000410
Tantalum	Exotech Inc.	CID000456
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	Global Advanced Metals Aizu	CID002558
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616
Tantalum	H.C. Starck Co., Ltd.	CID002544
Tantalum	H.C. Starck GmbH Goslar	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547
Tantalum	H.C. Starck Inc.	CID002548
Tantalum	H.C. Starck Ltd.	CID002549
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	Hi-Temp	CID000731
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
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Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917
Tantalum	KEMET Blue Metals	CID002539
Tantalum	KEMET Blue Powder	CID002568
Tantalum	King-Tan Tantalum Industry Ltd	CID000973
Tantalum	LSM Brasil S.A.	CID001076
Tantalum	Metallurgical Products India (Pvt.) Ltd.	CID001163
Tantalum	Mineração Taboca S.A.	CID001175
Tantalum	Mitsui Mining & Smelting	CID001192
Tantalum	Molycorp Silmet A.S.	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	QuantumClean	CID001508
Tantalum	RFH Tantalum Smeltry Co., Ltd	CID001522
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tantalum	Taki Chemicals	CID001869
Tantalum	Telex	CID001891
Tantalum	Ulba	CID001969
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CID002307
Tantalum	Zhuzhou Cement Carbide	CID002232
Tin	Alpha	CID000292
Tin	Cooper Santa	CID000295
Tin	CV United Smelting	CID000315
Tin	Dowa	CID000402
Tin	EM Vinto	CID000438
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CID000538
Tin	Magnu's Minerais Metais e Ligas LTDA	CID002468
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Melt Metais e Ligas S/A	CID002500
Tin	Metallo Chimique	CID002773
Tin	Mineração Taboca S.A.	CID001173
Tin	Minsur	CID001182
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Tin	Mitsubishi Materials Corporation	CID001191
Tin	OMSA	CID001337
Tin	PT Artha Cipta Langgeng	CID001399
Tin	PT ATD Makmur Mandiri Jaya	CID002503
Tin	PT Babel Inti Perkasa	CID001402
Tin	PT Bangka Putra Karya	CID001412
Tin	PT Bangka Tin Industry	CID001419
Tin	PT Belitung Industri Sejahtera	CID001421
Tin	PT Bukit Timah	CID001428
Tin	PT DS Jaya Abadi	CID001434
Tin	PT Eunindo Usaha Mandiri	CID001438
Tin	PT Inti Stania Prima	CID002530
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Prima Timah Utama	CID001458
Tin	PT REFINED BANGKA TIN	CID001460
Tin	PT Sariwiguna Binasentosa	CID001463
Tin	PT Stanindo Inti Perkasa	CID001468
Tin	PT Tambang Timah	CID001477
Tin	PT Timah (Persero), Tbk	CID001482
Tin	PT Tinindo Inter Nusa	CID001490
Tin	Soft Metais, Ltda.	CID001758
Tin	Thaisarco	CID001898
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036
Tin	Yunnan Tin Company, Ltd.	CID002180
Tin	China Tin Group Co., Ltd.	CID001070
Tin	CV Nurjanah	CID000309
Tin	Fenix Metals	CID000468
Tin	PT BilliTin Makmur Lestari	CID001424
Tin	PT Sumber Jaya Indah	CID001471
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CID002158
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Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Global Tungsten & Powders Corp.	CID000568
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	CID002011
Tungsten	Wolfram Bergbau und Hütten AG	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	A.L.M.T. Corp.	CID000004
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID000345
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CID000868
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tungsten	H.C. Starck GmbH	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co.KG	CID002542
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CID000766
Tungsten	Kennametal Fallon	CID000966
Tungsten	Kennametal Huntsville	CID000105
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889
Tungsten	Wolfram Company CJSC	CID002649
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095

Not designated as CFS by CFSI

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
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Gold	Bauer Walser AG	CID000141
Gold	Caridad	CID000180
Gold	Chugai Mining	CID000264
Gold	Daejin Indus Co. Ltd	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343
Gold	Do Sung Corporation	CID000359
Gold	FSE Novosibirsk Refinery	CID000493
Gold	The Great Wall Gold and Silver Refinery of China	CID001909
Gold	Guangdong Jinding Gold Limited	CID002312
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CID000767
Gold	Hwasung CJ Co. Ltd	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CID000801
Gold	Jiangxi Copper Company Limited	CID000855
Gold	Korea Metal Co. Ltd	CID000988
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CID001058
Gold	Moscow Special Alloys Processing Plant	CID001204
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386
Gold	Sabin Metal Corp.	CID001546
Gold	SAMWON METALS Corp.	CID001562
Gold	Shandong Tiancheng Biological Gold Industrial Co. Ltd.	CID001619
Gold	So Accurate Group, Inc.	CID001754
Gold	Tongling nonferrous Metals Group Co.,Ltd	CID001947
Gold	Yunnan Copper Industry Co Ltd	CID000197
Tin	China Rare Metal Materials Company	CID000244
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CID000278
Tin	CV JusTindo	CID000307
Tin	CV Serumpun Sebalai	CID000313
Tin	Estanho de Rondônia S.A.	CID000448
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Tin	Novosibirsk Integrated Tin Works	CID001305
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942
Tin	Gejiu Zi-Li	CID000555
Tin	Huichang Jinshunda Tin Co. Ltd	CID000760
Tin	PT Alam Lestari Kencana	CID001393
Tin	PT Bangka Timah Utama Sejahtera	CID001416
Tin	PT Fang Di MulTindo	CID001442
Tin	PT Karimun Mining	CID001448
Tin	PT Pelat Timah Nusantara Tbk	CID001486
Tin	PT Supra Sukses Trinusa	CID001476
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313

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